Exhibit 99.1

Booking Holdings Reports Financial Results for 4th Quarter and Full Year 2022

NORWALK, CT – February 23, 2023. . . Booking Holdings Inc. (NASDAQ: BKNG) today reported its 4th quarter and full year 2022 financial results. Fourth quarter gross travel bookings for Booking Holdings Inc. (the "Company," "Booking Holdings," "we," "our," or "us"), which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by its customers, net of cancellations, were $27.3 billion, an increase of 44% from the prior-year quarter (approximately a 58% increase on a constant-currency basis). Room nights booked in the 4th quarter of 2022 increased 39% from the prior-year quarter.
Booking Holdings' total revenues for the 4th quarter of 2022 were $4.0 billion, an increase of 36% from the prior-year quarter (approximately a 49% increase on a constant-currency basis). Net income for the 4th quarter of 2022 was $1.2 billion, an increase of 100% from the prior-year quarter. Net income per diluted common share in the 4th quarter of 2022 was $31.92, an increase of 114% from the prior-year quarter.
Non-GAAP net income in the 4th quarter of 2022 was $957 million, an increase of 46% from the prior-year quarter. Non-GAAP net income per diluted common share in the 4th quarter of 2022 was $24.74, an increase of 56% from the prior-year quarter. Adjusted EBITDA for the 4th quarter of 2022 was $1.2 billion, an increase of 32% from the prior-year quarter. The section below under the heading "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
For the full year 2022, Booking Holdings had gross travel bookings of $121.3 billion, an increase of 58% from the prior year (approximately a 73% increase on a constant-currency basis). Booking Holdings' total revenues for the full year 2022 were $17.1 billion, an increase of 56% from the prior year (approximately a 71% increase on a constant-currency basis). Net income for the full year 2022 was $3.1 billion, an increase of 162% from the prior year. Net income per diluted common share for the full year 2022 was $76.35, an increase of 171% from the prior year.
Non-GAAP net income for the full year 2022 was $4.0 billion, an increase of 111% from the prior year. Non-GAAP net income per diluted common share for the full year 2022 was $99.83, an increase of 118% from the prior year. Adjusted EBITDA for the full year 2022 was $5.3 billion, an increase of 82% from the prior year.
"Looking back at the full year of 2022, I am proud of our company’s performance during what was a challenging and competitive environment. We generated our highest-ever level of revenue of $17 billion in the year, which increased 56% versus 2021 and was 13% higher than in 2019," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "We are encouraged by the continued strength and resiliency of demand from travelers last year and into the new year, which we believe speaks to our consumers’ strong desire to use our platforms when booking their travel."

Non-GAAP Financial Measures
The Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per diluted common share and free cash flow (net cash provided by (used in) operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income (loss) and free cash flow, are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income (loss), net income (loss) or net cash provided by (used in) operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income (loss) is net income (loss) with the following adjustments:
•     excludes an accrual related to the potential settlement of an Italian indirect tax matter,
•excludes significant losses on assets classified as held for sale,
•excludes significant gains and losses on sale and leaseback transactions,
•excludes gains and losses on equity securities with readily determinable fair values,
•     excludes the impact, if any, of significant gains and losses on the sale of and impairment and credit losses on investments in available-for-sale debt securities and significant gains and losses on the sale of and valuation adjustments on investments in equity securities without readily determinable fair values,
•excludes foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges,
•excludes losses on early extinguishment of debt and related reverse treasury lock agreements which were designated as cash flow hedges,
•excludes amortization expense of intangible assets,
•excludes noncash interest expense related to the amortization of debt discount on our convertible debt, if applicable,
•excludes income taxes, if any, related to the maturity and redemption of convertible notes held for investment, that were reclassified from accumulated other comprehensive income (loss) to income tax expense (benefit),
•excludes the impact of net unrecognized tax benefits related to French and Italian income tax matters, and
•     the income tax impact of the non-GAAP adjustments mentioned above and changes in tax estimates, as applicable.
In addition to the adjustments listed above regarding non-GAAP net income (loss), adjusted EBITDA excludes depreciation expense, interest and dividend income, and to the extent not included in the adjustments listed above, interest expense and income tax expense (benefit). In the event the Company reports a GAAP net income but a non-GAAP net loss, dilutive shares that are included in the GAAP weighted-average number of diluted common shares outstanding are excluded from the non-GAAP weighted-average number of diluted common shares outstanding. In the event the Company reports a GAAP net loss but a non-GAAP net income, anti-dilutive shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding are included in the non-GAAP weighted-average number of diluted common shares outstanding.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis. We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and twelve months ended December 31, 2022 and 2021. We are not able to provide a reconciliation between forward-looking adjusted EBITDA and GAAP net income (loss) because we cannot predict certain components of such reconciliation without unreasonable effort as they arise from events in future periods.

Information About Forward-Looking Statements
This press release contains forward-looking statements, which reflect the views of the Company's management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, such as: adverse changes in market conditions for travel services; the effects of competition; the Company's ability to manage growth and expand; the adverse impact of the COVID-19 pandemic; adverse changes in relationships with third parties on which the Company depends; success of the Company's marketing efforts; rapid technological and other market changes; the Company's ability to attract and retain qualified personnel; changes in the presentation of travel search results and the auctions for search placement; impacts of impairments and changes in accounting estimates; and other business and industry changes. Other risks and uncertainties relate to cyberattacks and information security; tax, legal, and regulatory risks; the Company's facilitation of payments; foreign currency exchange rates; financial risks relating to the Company's debt levels and stock price volatility; and the success of the Company's investments and acquisition strategy. For a detailed discussion of these and other risk factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements included in this press release, refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world's leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through six primary consumer-facing brands: Booking.com, Priceline, Agoda, Rentalcars.com, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
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For Press Information: Leslie Cafferty communications@bookingholdings.com
For Investor Relations: John Longstreet ir@bookingholdings.com
#BKNG_Earnings

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$12,221	$11,127
Short-term investments (Available-for-sale debt securities: Amortized cost of $176 and $25, respectively)	175	25
Accounts receivable, net (Allowance for expected credit losses of $117 and $101, respectively)	2,229	1,358
Prepaid expenses, net (Allowance for expected credit losses of $18 and $29, respectively)	477	404
Other current assets	696	231
Total current assets	15,798	13,145
Property and equipment, net	669	822
Operating lease assets	645	496
Intangible assets, net	1,829	2,057
Goodwill	2,807	2,887
Long-term investments (Includes available-for-sale debt securities: Amortized cost of $576 at December 31, 2022)	2,789	3,175
Other assets, net (Allowance for expected credit losses of $5 and $18, respectively)	824	1,059
Total assets	$25,361	$23,641
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,507	$1,586
Accrued expenses and other current liabilities	3,244	1,765
Deferred merchant bookings	2,223	906
Short-term debt	500	1,989
Total current liabilities	8,474	6,246
Deferred income taxes	685	905
Operating lease liabilities	552	351
Long-term U.S. transition tax liability	711	825
Other long-term liabilities	172	199
Long-term debt	11,985	8,937
Total liabilities	22,579	17,463
Commitments and contingencies
Stockholders' equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 63,780,528 and 63,584,444, respectively	—	—
Treasury stock: 25,917,558 and 22,518,391 shares, respectively	(30,983)	(24,290)
Additional paid-in capital	6,491	6,159
Retained earnings	27,541	24,453
Accumulated other comprehensive loss	(267)	(144)
Total stockholders' equity	2,782	6,178
Total liabilities and stockholders' equity	$25,361	$23,641

Booking Holdings Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
	(unaudited)
Agency revenues	$2,049	$1,751	$9,003	$6,663
Merchant revenues	1,780	1,040	7,193	3,696
Advertising and other revenues	220	190	894	599
Total revenues	4,049	2,981	17,090	10,958
Operating expenses:
Marketing expenses	1,314	974	5,993	3,801
Sales and other expenses	474	261	1,818	881
Personnel, including stock-based compensation of $102, $86, $404 and $370, respectively	598	485	2,465	2,314
General and administrative	307	188	934	620
Information technology	126	123	526	412
Depreciation and amortization	124	98	451	421
Restructuring, disposal, and other exit activities	(239)	4	(199)	13
Total operating expenses	2,704	2,133	11,988	8,462
Operating income	1,345	848	5,102	2,496
Interest expense	(145)	(75)	(391)	(334)
Other income (expense), net	252	43	(788)	(697)
Income before income taxes	1,452	816	3,923	1,465
Income tax expense	217	198	865	300
Net income	$1,235	$618	$3,058	$1,165
Net income applicable to common stockholders per basic common share	$32.07	$15.05	$76.70	$28.39
Weighted-average number of basic common shares outstanding (in 000's)	38,524	41,072	39,872	41,042
Net income applicable to common stockholders per diluted common share	$31.92	$14.94	$76.35	$28.17
Weighted-average number of diluted common shares outstanding (in 000's)	38,709	41,371	40,052	41,362

Booking Holdings Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Year Ended December 31,
	2022	2021
OPERATING ACTIVITIES:
Net income	$3,058	$1,165
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	451	421
Provision for expected credit losses and chargebacks	232	109
Deferred income tax benefit	(257)	(445)
Net losses on equity securities	963	569
Stock-based compensation expense and other stock-based payments	404	376
Operating lease amortization	156	178
Unrealized foreign currency transaction gains related to Euro-denominated debt	(46)	(135)
Loss on early extinguishment of debt	—	242
Gain on sale and leaseback transaction	(240)	—
Other	38	71
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(1,228)	(1,002)
Prepaid expenses and other current assets	(217)	6
Deferred merchant bookings and other current liabilities	3,718	1,539
Long-term assets and liabilities	(478)	(274)
Net cash provided by operating activities	6,554	2,820
INVESTING ACTIVITIES:
Purchase of investments	(768)	(17)
Proceeds from sale and maturity of investments	32	508
Additions to property and equipment	(368)	(304)
Acquisitions, net of cash acquired	—	(1,185)
Proceeds from sale and leaseback transaction	601	—
Other investing activities	(15)	—
Net cash used in investing activities	(518)	(998)
FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	3,621	2,015
Payments on maturity and redemption of debt	(1,880)	(3,068)
Payments for repurchase of common stock	(6,621)	(163)
Other financing activities	(17)	(23)
Net cash used in financing activities	(4,897)	(1,239)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(40)	(13)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	1,099	570
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	11,152	10,582
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$12,251	$11,152
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$600	$735
Cash paid during the period for interest	$380	$318

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended December 31,		Year Ended December 31,
		2022	2021	2022	2021
	Net income	$1,235	$618	$3,058	$1,165

(a)	Accrual related to the potential settlement of an Italian indirect tax matter	46	—	46	—
(b)	Depreciation and amortization	124	98	451	421
(c)	Loss on assets classified as held for sale	—	—	36	—
(d)	Gain on sale and leaseback transaction	(240)	—	(240)	—
(b)	Interest and dividend income	(131)	(4)	(219)	(16)
(b)	Interest expense	145	75	391	334
(e)	Net (gains) losses on equity securities	(179)	(18)	779	577
(f)	Impairment of investment	—	—	184	—
(g)	Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	24	(27)	(56)	(135)
(h)	Losses on early extinguishment of debt and related reverse treasury lock agreements	—	—	—	257
(b)	Income tax expense	217	198	865	300
	Adjusted EBITDA	$1,241	$940	$5,295	$2,904
	Net income as a % of Total Revenues	30.5%	20.7%	17.9%	10.6%
	Adjusted EBITDA as a % of Total Revenues	30.7%	31.5%	31.0%	26.5%

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME APPLICABLE TO COMMON STOCKHOLDERS PER DILUTED COMMON SHARE		Three Months Ended December 31,		Year Ended December 31,
		2022	2021	2022	2021
	Net income	$1,235	$618	$3,058	$1,165

(a)	Accrual related to the potential settlement of an Italian indirect tax matter	46	—	46	—
(c)	Loss on assets classified as held for sale	—	—	36	—
(d)	Gain on sale and leaseback transaction	(240)	—	(240)	—
(e)	Net (gains) losses on equity securities	(179)	(18)	779	577
(f)	Impairment of investment	—	—	184	—
(g)	Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	24	(27)	(56)	(135)
(h)	Losses on early extinguishment of debt and related reverse treasury lock agreements	—	—	—	257
(i)	Amortization of intangible assets	57	40	224	162
(j)	Debt discount amortization related to convertible debt	—	6	—	39
(k)	Income taxes on convertible notes held for investment	—	31	—	31
(l)	Net unrecognized tax benefits related to French and Italian income tax matters	(25)	—	100	16
(m)	Tax impact of Non-GAAP adjustments	40	5	(133)	(219)
	Non-GAAP Net income	$957	$654	$3,998	$1,893
	Weighted-average number of diluted common shares outstanding (in 000's)	38,709	41,371	40,052	41,362
	Net income applicable to common stockholders per diluted common share	$31.92	$14.94	$76.35	$28.17
	Non-GAAP Net income applicable to common stockholders per diluted common share	$24.74	$15.83	$99.83	$45.77

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Year Ended December 31,
		2022	2021
	Net cash provided by operating activities	$6,554	$2,820
(n)	Additions to property and equipment	(368)	(304)
	Free cash flow	$6,186	$2,516
	Net cash provided by operating activities as a % of Total Revenues	38.3%	25.7%
	Free cash flow as a % of Total Revenues	36.2%	23.0%

(1) Amounts may not total due to rounding.

Notes:
(a)	Accrual related to the potential settlement of an Italian indirect tax matter is recorded in General and administrative and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(b)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(c)	Loss on assets classified as held for sale is recorded in Restructuring, disposal, and other exit activities and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(d)	Gain on the sale and leaseback transaction related to Booking.com's future headquarters building is recorded in Restructuring, disposal, and other exit activities and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(e)	Net (gains) losses on equity securities with readily determinable fair values and significant gains on equity securities without readily determinable fair values are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(f)	Impairment of investment in Yanolja Co., Ltd. equity securities is recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(g)	Foreign currency transaction losses (gains) on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(h)	Loss of $242 million on early extinguishment of debt and losses of $15 million on related reverse treasury lock agreements which were designated as cash flow hedges are recorded in Other income (expense), net and excluded from Net income to calculate Non-GAAP Net income and Adjusted EBITDA.
(i)	Amortization of intangible assets is recorded in Depreciation and amortization and excluded from Net income to calculate Non-GAAP Net income.
(j)	Noncash interest expense related to the amortization of debt discount on convertible debt is recorded in Interest expense and excluded from Net income to calculate Non-GAAP Net income. The Company adopted Financial Accounting Standards Board Accounting Standards Update 2020-06 on January 1, 2022 and such debt discount amortization is not recorded in the financial statements for periods after that date.
(k)	Excludes income taxes related to the redemption of convertible notes held for investment that were reclassified from Accumulated other comprehensive loss to Income tax expense.
(l)	Net unrecognized tax benefits related to French and Italian income tax matters is recorded in Income tax expense and excluded from Net income to calculate Non-GAAP Net income.
(m)	Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates which are excluded from Net income to calculate Non-GAAP Net income.
(n)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides definitions and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22
Room Nights	76	99	157	183	151	198	246	240	211
Year/Year (Decline) Growth	(60.4)%	(20.1)%	457.5%	43.9%	99.9%	99.7%	56.3%	31.5%	39.5%

Rental Car Days	8	10	13	13	11	15	16	16	14
Year/Year (Decline) Growth	(52.2)%	(15.1)%	558.8%	44.0%	35.8%	53.0%	22.4%	24.9%	27.6%

Airline Tickets	2	3	4	4	4	5	6	6	6
Year/Year Growth	4.0%	62.1%	626.7%	154.8%	108.0%	69.1%	31.4%	45.1%	61.5%

Gross Bookings(2)	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22
Agency	$5,098	$8,704	$15,290	$14,872	$11,875	$16,286	$19,448	$17,614	$14,031
Merchant	2,215	3,232	6,665	8,812	7,136	11,007	15,097	14,506	13,263
Total	$7,313	$11,935	$21,956	$23,684	$19,011	$27,293	$34,545	$32,120	$27,294

Gross Bookings Year/Year (Decline) Growth
Agency	(64.1)%	4.6%	895.6%	56.2%	132.9%	87.1%	27.2%	18.4%	18.2%
Merchant	(65.9)%	(20.7)%	764.4%	128.2%	222.2%	240.6%	126.5%	64.6%	85.9%
Total	(64.7)%	(3.7)%	851.7%	77.0%	160.0%	128.7%	57.3%	35.6%	43.6%
Constant-currency Basis	(65)%	(6)%	802%	75%	164%	140%	73%	52%	58%

	4Q20	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22
Total Revenues	$1,238	$1,141	$2,160	$4,676	$2,981	$2,695	$4,294	$6,052	$4,049
Year/Year (Decline) Growth	(62.9)%	(50.2)%	243.2%	77.1%	140.7%	136.3%	98.7%	29.4%	35.8%
Constant-currency Basis	(63)%	(51)%	229%	76%	146%	146%	116%	47%	49%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.